Exhibit 99.1

Press Release Contact: David W. Wehlmann Executive Vice President & Chief Financial Officer
AMEX SYMBOL: GW
FOR IMMEDIATE RELEASE: HOUSTON, TEXAS – DECEMBER 22, 2008, GREY WOLF, INC. ANNOUNCES PRELIMINARY OVERSUBSCRIPTION OF CASH MERGER CONSIDERATION AND REMINDS SHAREHOLDERS OF TRANSFER RESTRICTIONS ON DEPOSITED SHARES
HOUSTON, TEXAS—December 22, 2008—Grey Wolf, Inc. (AMEX: GW) confirmed today that the election deadline for Grey Wolf shareholders to choose the form of merger consideration they wish to receive in the proposed merger with Precision Drilling Trust (TSX:PD.UN) (NYSE:PDS), expired at 5:00 p.m. local time in Houston, Texas on Friday, December 19, 2008. As previously announced, Grey Wolf shareholders who submitted timely and valid election documentation were permitted to choose to receive US$9.02 in cash or 0.4225 of a Precision trust unit, subject to proration. The maximum amount of cash to be paid by Precision is approximately US$1.115 billion, and the maximum number of trust units is approximately 42.0 million, in each case on a fully diluted basis. These maximum amounts translate to US$5.00 in cash and 0.1883 of a Precision trust unit for each share of Grey Wolf common stock.
While merger consideration elections are still being received and tabulated, preliminary merger consideration election results indicate that cash merger consideration elections substantially exceeded the amount of cash available for cash elections. Accordingly, based on these preliminary results, Grey Wolf expects that upon closing of the proposed merger former Grey Wolf shareholders who properly chose to receive all-cash merger consideration will receive a prorated amount of cash consideration and a fraction of a Precision trust unit for each share of Grey Wolf common stock, while those who chose to receive Precision trust units and those who did not make a timely and valid merger consideration election are expected to receive 0.4225 of a Precision trust unit per share of Grey Wolf common stock. Final merger consideration proration results are expected to be publicly announced by Precision when available following the anticipated completion of the merger.
Grey Wolf shareholders who submitted a Letter of Transmittal and Form of Election for their Grey Wolf common stock are reminded that they agreed therein not to transfer (or permit to be transferred) any of their Grey Wolf shares deposited under the Letter of Transmittal and Form of Election prior to completion of the proposed merger, unless their Letter of Transmittal and Form of Election was properly withdrawn in writing before the merger consideration election deadline of December 19, 2008, at 5:00 pm Houston, Texas time. Preliminary results indicate that Grey Wolf shareholders owning approximately 174.8 million shares of Grey Wolf common stock submitted merger consideration elections.
GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 - Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2008
Grey Wolf’s special meeting of shareholders to vote on the merger remains scheduled for Tuesday, December 23, 2008 at 9:00 am local time in Houston, Texas. Closing of the merger is expected to occur promptly thereafter.
About Grey Wolf:
Grey Wolf is a leading provider of turnkey and contract oil and gas land drilling services in the United States. Grey Wolf operates from divisions in South Texas, Gulf Coast, Ark-La-Tex, Mississippi/Alabama, Mid-Continent, Rocky Mountain regions, and Mexico. Grey Wolf is headquartered in Houston, Texas, USA. Grey Wolf, Inc. is listed on the American Stock Exchange under the trading symbol “GW”. For more information about Grey Wolf, go to http://www.gwdrilling.com.
For further information please contact:
David W. Wehlmann
Executive Vice President and Chief
Financial Officer
Telephone: 713-435-6100
Fax: 713-435-6171
10370 Richmond Ave, Suite 600
Houston, TX 77042
Forward-Looking Statements
The foregoing communication contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding the anticipated benefits of the Precision merger. These forward-looking statements are subject to risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, increasing rig supply, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions, the overall level of drilling activity in our market areas, integration difficulties, and the risk that the merger may not be completed or anticipated benefits will not be realized. Please refer to reports filed with the Securities and Exchange Commission by Precision and Grey Wolf for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.
Additional Information and Where to Find It
In connection with the proposed merger, Precision has filed a registration statement on Form F-4, which includes a proxy statement of Grey Wolf with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF GREY WOLF ARE URGED TO CAREFULLY READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS (AS SUPPLEMENTED) AND OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREY WOLF, PRECISION, PRECISION LOBOS CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF PRECISION CREATED AS A SPECIAL PURPOSE VEHICLE, AND
GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 - Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 29, 2008
THE PROPOSED MERGER. Prospective investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus and other documents containing information about Grey Wolf and Precision, without charge, at the SEC’s web site at www.sec.gov, at Precision’s web site at www.precisiondrilling.com, and at Grey Wolf’s web site at www.gwdrilling.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings are incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Precision Drilling Trust, (403) 716-4500 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
Grey Wolf and Precision and their respective directors, officers, trustees and other persons may be deemed to be participants in the solicitation of proxies from Grey Wolf’s shareholders in respect of the proposed merger. Information about the directors and executive officers of Grey Wolf and their ownership of Grey Wolf common stock can be found in Grey Wolf’s proxy statement filed October 29, 2008, as supplemented (the “proxy statement/prospectus”). Information concerning the directors and executive officers of Precision is included in the proxy statement/prospectus. Additional information regarding the identity of potential participants in the solicitation of proxies in respect of the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the proxy statement/prospectus.
GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 - Fax (713) 435-6170
www.gwdrilling.com